UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 17, 2008 (April 1, 2008)

TITAN ENERGY WORLDWIDE, INC.
(Exact name of registrant as specified in its charter)

Nevada (State of incorporation)	000-26139 (Commission File No.)	26-0063012 (IRS Employer Identification No.)

55800 Grand River #100
New Hudson, MI 48165
(Address of principal executive offices, including zip code)

(248) 446-8557
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM  8.01 Other Events

On April 1, 2008, the Company and its wholly-owned subsidiary, Titan Energy Development, Inc., along with Thomas Black, the Company’s President and Donald Snede, a former director of Titan Energy Development, Inc. were served with a summons and complaint (the “Complaint”) by ERBUS, Inc. in the District Court, Fourth Judicial District, State of Minnesota, County of Hennepin. The Complaint alleges that the Company violated a confidentiality agreement with Erbus, Inc. and used unspecified and allegedly confidential, proprietary and trade secret information related to a mobile emergency response unit that Erbus, Inc. had been trying to develop. The Complaint seeks injunction relief and damages in an amount greater than $50,000.

Counsel for the Company has reviewed and investigated the factual predicate for the claims and believes that there is no basis for the allegation or claims. The Company believes that it did not violate any agreement or use any confidential or proprietory information and that it has meritorious defense to the suit and intends to vigorously defend the matter. The Company is also evaluating whether action is warranted against Erbus, Inc. and others for past and current activities.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned.

TITAN ENERGY WORLDWIDE, INC.

Dated: April 17, 2008	By:	/s/ Jeffrey W. Flannery
Jeffrey W. Flannery
Chairman